Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Form S-8 No. 333-161771 pertaining to the Georgia Gulf Corporation 2009 Equity and Performance Incentive Plan,
2)	Form S-8 No. 333-144885 pertaining to the Georgia Gulf Corporation Second Amended and Restated 2002 Equity and Performance Incentive Plan,
3)	Form S-8 No. 333-116799 pertaining to the Georgia Gulf Corporation Amended and Restated 2002 Equity and Performance Incentive Plan,
4)	Form S-8 No. 333-105398 pertaining to the Georgia Gulf Corporation Savings and Capital Growth Plan, as amended in 2003,
5)	Form S-8 No. 333-105397 pertaining to the Georgia Gulf Corporation Hourly Employees Retirement Savings Plan, as amended in 2003,
6)	Form S-8 No. 333-103556 pertaining to the Georgia Gulf Corporation 2002 Equity and Performance Incentive Plan,
7)	Form S-8 No. 333-65332 pertaining to the Aberdeen Hourly Savings & Investment Plan,
8)	Form S-8 No. 333-59433 pertaining to the Georgia Gulf Corporation 1998 Equity and Performance Incentive Plan,
9)	Form S-3 No. 333-161770 pertaining to a shelf registration to sell shares of common stock by certain selling stockholders,
10)	Form S-8 No. 333-176255 pertaining to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan,
11)	Form S-8 No. 333-188811 pertaining to the Eagle US 2 LLC Employee Savings Plan for Certain Collective Bargaining Employees,
12)	Form S-8 No. 333-188809 pertaining to the Georgia Gulf Corporation 2011 Equity and Performance Incentive Plan,
13)	Form S-4 No. 333-194802 pertaining to registration of the Axiall Corporation 4.875% Notes due 2023 and the Eagle Spinco Inc. 4.625% Senior Notes due 2021, and
14)	Form S-8 No. 333-196365 pertaining to the Axiall Corporation 401(K) Retirement Savings Plan;

of Axiall Corporation and subsidiaries of our report dated February 26, 2016, except for Note 3 and Note 20, as to which the date is August 29, 2016, with respect to the consolidated financial statements of Axiall Corporation and subsidiaries, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Atlanta, Georgia

August 29, 2016